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                                                                                                        APPENDIX II




               2010 SUBSTITUTION APPLICATION OF METLIFE INSURANCE COMPANY OF CONNECTICUT, et al

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
                                                                                                                Participating
                                                                                              Assets as of       VIT Assets at
                  Name (Net Expense as of 12/31/08)             Advisory Fee Breakpoints         12/31/08          MetLife
-------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- --------------------------------

Substitution #1       AIM V.I. Money Market Portfolio             First $250 MM  0.40%         $   51,269,904      $1,863,519
                     - Series 1 (0.86%)                           Over $250 MM   0.35%

                                                           Into   First $1 BN    0.35%
                                                                  Next $1 BN     0.30%
                      BlackRock Money Market Portfolio            Over $2 BN     0.25%(1)      $2,338,600,000
                     -Class A (0.33%)
--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #2       AIM V.I. Technology Fund                    First $250 MN  0.75%         $   71,661,266      $2,106,798
                      - Series I (1.16%)                          Next $250 MN   0.74%
                                                                  Next $500 MN   0.73%
                                                                  Next $1.5 BN   0.72%
                                                                  Next $2.5 BN   0.71%
                                                                  Next $2.5 BN   0.70%
                                                                  Next $2.5 BN   0.69%
                                                                  Over $10 BN    0.68%(2)
                                                           Into

                      RCM Technology Fund                         First $500 MN  0.88%          $ 126,100,000
                      - Class A (0.97%)                           Over $500 MN   0.85%
--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #3       DWS Technology VIP                          First $250 MN  0.665%         $  61,194,287     $1,510,123
                     - Class B (1.29%)                            Next $750 MN   0.635%
                                                                  Next $1.5 BN   0.615%
                                                                  Next $2.5 BN   0.595%
                                                                  Next $2.5 BN   0.565%
                                                                  Next $2.5 BN   0.555%
                                                                  Next $2.5 BN   0.545%
                                                                  Over $2.5 BN   0.535%
                                                          Into
                     RCM Technology Portfolio                     First $500 MN   0.88%         $126,100,000
                     -Class B (1.22%)                             Over $500 MN    0.85%
--------------------- --------------------------------------------------------------------------- --------------------------------
--------------------- --------------------------------------------------------------------------- --------------------------------

Substitution #4       DWS Global Opportunities VIP                First $500 MN   0.890%        $122,543,825     $3,251,183
                      - Class B (1.42%)                           Next $500 MN    0.875%
                                                                  Next $1.0 BN    0.860%
                                                                  Over $1.0 BN    0.845%
                                                          Into

                       Oppenheimer Global Equity Portfolio        First $50 MN    0.90%        $526,400,000
                      - Class B (0.86%)                           Next  $50 MN    0.55%
                                                                  Next $400 MN    0.50%
                                                                  Over $500 MN    0.475%
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Substitution #5       Janus Aspen Perkins                         All Assets      0.64%(3)       $70,726,000     $2,352,175
                      Mid Cap Value Portfolio -
                      Service Class (1.59%)
                                                           Into

                      Met/Artisan Mid Cap Value Portfolio         First $1 BN     0.82%        $854,600,000
                      - Class B (1.10%)                           Over $1 BN      0.78%

--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #6       Legg Mason Partners Variable                All Assets      0.75%         $42,120,255     $42,101,873
                      Global Equity Portfolio -
                      Single Share Class (1.33%)
                                                          Into

                      Met / Templeton Growth Portfolio            First $100 MN   0.70%         $98,800,800
                      - Class B (1.07%)                           Next  $150 MN   0.68%
                                                                  Next  $250 MN   0.67%
                                                                  Next  $250 MN   0.66%
                                                                  Over  $750 MN   0.65%(4)

--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #7       Legg Mason Partners Variable                First $1 BN     0.450%       $696,317,869     $688,624,904
                      Money Market Portfolio -                    Next $1 BN      0.425%
                      Single Share Class (0.54%)                  Next $3 BN      0.400%
                                                                  Next $5 BN      0.375%
                                                                  Over $10 BN     0.350%
                                                           Into                              $2,338,600,000

                      BlackRock Money Market Portfolio -          First $1 BN      0.35%
                      Class E (0.48%)                             Next $1 BN       0.30%
                                                                  Over $2 BN       0.25%(1)

--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #8       Legg Mason Partners S&P 500                 First $350 MN    0.650%     $259,188,655      $23,075,016
                       Index Portfolio                            Next $150 MN     0.550%
                      - Class A (0.56%)                           Next $250 MN     0.525%
                                                                  Next $250 MN     0.500%
                                                                  Over $1 BN       0.450%
                                                          Into
                      Met Life Stock Index Portfolio -            All Assets       0.25%(5)   $3,632,500,000
                      Class A (0.28%)
--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #9       Pioneer High Yield VCT Portfolio -          All Assets       0.65%         $77,720,185    $25,996,369
                      Class II (1.08%)
                                                          Into
                      BlackRock High Yield Portfolio -            All Assets       0.60%        $309,300,000
                      Class B (HypoPerformance)
                      (0.94%)
--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #10      Putnam VT Equity Income Fund -              First $500 MN    0.65%        $144,231,561    $28,214,431
                      Class IB (1.05%)                            Next $500 MN     0.55%
                                                                  Next $500 MN     0.50%
                                                                  Next $5 BN       0.45%
                                                                  Next $5 BN       0.425%
                                                                  Next $5 BN       0.405%
                                                                  Next $5 BN       0.39%
                                                                  Over $35 BN      0.38%

                                                           Into   First $1.25 BN   0.65%
                      MFS Value Portfolio - Class B               Next $250 MM     0.60%       $587,900,000
                      (Hypo Performance) (0.98%)                  Over $1.5 BN     0.50%(6)

--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #11      Putnam VT Growth & Income Portfolio -
                        Class IA (0.60%)                          First $500 MN    0.65%      $1,390,089,965     $6,210,048
                      Putnam VT Growth & Income Portfolio -       Next $500 MN     0.55%                         $2,635,390
                        Class IB (0.85%)                          Next $500 MN     0.50%                         -----------
                                                                  Next $5 BN       0.45%                         $8,845,439
                                                                  Next$5 BN        0.425%
                                                                  Next $5 BN       0.405%
                                                                  Next $5 BN       0.39%
                                                                  Over $35 BN      0.38%

                                                           Into
                      Lord Abbett Growth and Income Portfolio -   First $600 MN    0.60%     $2,384,000,000
                             Class A (0.53%)                      Next $500 MN     0.55%
                      Lord Abbett Growth and Income Portfolio  -  Next $400 MN     0.50%
                             Class B (0.78%)                      Over $1.5 BN     0.45%

--------------------- --------------------------------------------------------------------------- ----------------------------------
--------------------- --------------------------------------------------------------------------- ----------------------------------

Substitution #12      Van Kampen UIF Small Company Growth         First $1 BN      0.92%       $26,481,000       $3,996,766
                        Portfolio - Class II (1.70%)              Next $500 MN     0.85%
                                                                  Over $1.5 BN     0.80%(7)

                                                                  First $500 mm....0.88%
                                                                  Over $500 mm.....0.83%

                                                         Into
                      Met/AIM Small Cap Growth Portfolio -
                       Class B (1.14%)                                                        $540,300,000
--------------------- --------------------------------------------------------------------------- ----------------------------------

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1. The Adviser has contractually agreed to reduce its advisory fee to the annual rate of 0.345% for the first $500 million and 0.335% for the next $500 million through 4/30/2011; for the year ended 12/31/08 the Adviser was paid an advisory fee of 0.33% of the average daily net assets.

2. The Adviser has contractually agreed to waive its advisory fee in an amount equal to 100% of the net advisory fees Invesco aim receives from the affiliated money market funds on investments by the fund of uninvested cash (excluding investments of cash collateral from securities lending) in such affiliated money market funds through 4/30/2010.

3. The advisory fee paid to Janus Capital by the Portfolio consists of two components: (1) a base fee calculated based on the Portfolio's average daily net assets; and (2) a performance fee adjustment calculated by applying a variable rate of up to 0.15% to the Portfolio's average daily net assets. The performance fee adjustment depends on the Portfolio's performance relative to its benchmark index, the Russell Midcap Value Index, over a rolling 36 month period. Janus Capital agreed by contract to waive the advisory fee payable by the Portfolio in an amount equal to the amount, if any, that the Portfolio's normal operating expenses in any fiscal year, including the investment advisory fee, but excluding the distribution and shareholder servicing fee applicable to Service Shares, the administrative services fee applicable to Service Shares, brokerage commissions, interest, dividends, taxes, and extraordinary expenses including, but not limited to, acquired fund fees and expenses, exceed the annual rate of 1.24%.

4. The Adviser has contractually agreed, for the period ended April 30, 2011, to an Expense Limitation Agreement whereby total Annual Portfolio Operating Expenses for the Class B shares of the Portfolio will not exceed 1.25%. Under certain circumstances, any fees waived or expenses reimbursed by the Manager may, with the approval of the Trust's Board of Trustees, be repaid to the Adviser.

5. The Adviser has contractually agreed to reduce its advisory fee to the annual rate of 0.243% through 4/30/2011. For the year ended 12/31/08 the Adviser was paid an advisory fee of 0.243% of the average daily net assets.

6. The Adviser contractually agreed, for the period May 1, 2009 to April 30, 2011, to reduce its advisory fee to the annual rate of 0.65% for the first $1.25 billion, 60% for the next $250 million and 0.50% for amounts over $1.5 billion of the Portfolio's average daily net assets.

7. The Adviser has voluntarily agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual operating expenses will not exceed 1.25% of its average daily net assets. For purposes of determining the amount of the waiver/reimbursement, the annual operating expenses of the Portfolio exclude certain investment related expenses such as foreign country tax expense and interest expense on amounts borrowed. As a result, the expense ratio, including these expenses, after fee waivers/reimbursements may be higher than 1.25%.